EXECUTION COPY


                            SHARE EXCHANGE AGREEMENT

      THIS SHARE EXCHANGE AGREEMENT (this "Agreement"), is entered into as of this 13th day of April, 2004, by and between: (i) Pacific Technology, Inc., a Delaware corporation (the "Corporation"), (ii) Iempower, Inc. ("IEM"), a Delaware corporation doing business in the State of New York as MyRichUncle, and
(iii) Vishal Garg, in his capacity as a stockholder of IEM and as representative of the other stockholders of IEM (in such capacity, the "Authorized Representative") (all stockholders of IEM listed on Exhibit A hereto, the "IEM Stockholders"), for purposes only of Sections 3.1, 3.5 and Article VII of this Agreement. The Corporation, IEM and the Authorized Representative are referred to collectively as the "Parties."

                                    RECITALS

A. On the terms and conditions hereinafter provided, the Corporation desires to acquire from the IEM Stockholders, and the IEM Stockholders wish to transfer to the Corporation 100% of the issued and outstanding common stock, $0.001 par value per share ("IEM Common Stock") of IEM (the "Transferred IEM Shares") in exchange for 6,863,433 newly issued shares of common stock, $0.001 par value per share ("Corporation Common Stock") of the Corporation constituting, together with the New Warrant Shares (as defined below), 59.02% of the issued and outstanding Corporation Common Stock (such shares, the "Issued Shares") after giving effect to the issuance of Corporation Common Stock in the PPO (as defined below) but before giving effect to the issuance of the Corporation Common Stock pursuant to the exercise of the Warrants (as defined below) to be issued as part of the PPO as of the Closing (as defined below) (such share exchange transaction, the "Transaction"). The exchange ratio used for purposes of the Transaction is one share of IEM Common Stock to 0.5053 shares of the Corporation Common Stock (the "Exchange Ratio").

B. In addition, in connection with the Transaction, the Corporation will issue to holders of warrants (the "Existing Warrants") to purchase shares of IEM Common Stock listed on Schedule 2.7.1 hereto, upon cancellation of the Existing Warrants, new warrants (the "New Warrants") to purchase shares of the Corporation Common Stock, in the amounts set forth on Schedule 2.7.2 hereto, for an aggregate 2,136,567 shares of the Corporation Common Stock (such shares issuable upon the exercise of the New Warrants, the "New Warrant Shares").

C. In connection with the Transaction, the Corporation will also acquire 9,325,000 shares of the Corporation Common Stock held by certain officers, directors and/or principal stockholders of the Company: Michelle Mirrotto, Ryan Neely, Stanley McCrosky and Roderick Cabahug ("Management") in exchange for all of the Corporation's 2,010,000 shares in its Subsidiary (as defined below) (the "Subsidiary Exchange"). The effect of the Subsidiary Exchange will be to transfer the entire capital stock of the Subsidiary to Management.
Simultaneously with the closing of the Subsidiary Exchange, the Corporation intends to cancel the 9,325,000 shares of the Corporation Common Stock acquired from Management and return such shares to the Company's treasury.


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D. The Authorized  Representative  and each of the IEM Stockholders have entered into the Irrevocable Power of Attorney and Custody Agreement, attached hereto as Exhibit B (the "Custody Agreement") and each of the IEM Stockholders have executed and delivered to the Corporation a Stockholder Certificate attached hereto as Exhibit C (each, a "Stockholder Certificate").

      NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, the Parties hereto hereby agree as follows:


                                    ARTICLE I

                         REPRESENTATIONS, COVENANTS AND
                          WARRANTIES OF THE CORPORATION

      As an inducement to, and to obtain the reliance of IEM, the Corporation hereby represents, warrants and covenants to IEM as of the date hereof , and as of the Closing Date (as defined below), as follows:

1.1   Organization.

      (a) The Corporation is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business. The following documents are attached hereto under Exhibit D: (i) a certified copy of the certificate of incorporation of the Corporation in effect as of the date of this Agreement;
(ii) the bylaws of the Corporation in effect as of the date of this Agreement; and (iii) a certificate of good standing of the Corporation issued by the Secretary of State of the State of Delaware and dated as of a recent date preceding the date of this Agreement.

      (b) The Subsidiary (as defined below) is a corporation duly organized and validly existing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business. The following documents are attached hereto under Exhibit E: (i) a certified copy of the articles of incorporation of the Subsidiary in effect as of the date of this Agreement; (ii) the bylaws of the Subsidiary in effect as of the date of this Agreement; and (iii) a certificate of good standing of the Subsidiary issued by the Secretary of State of the State of Nevada and dated as of a recent date preceding the date of this Agreement. For purposes of this Agreement, the term "Subsidiary" shall mean Pacific Technology, Inc., a Nevada corporation. Other than the Subsidiary, the Corporation does not own or control 50% or more of the securities or other interests entitled to vote in the election of directors or others performing similar functions with respect to any corporation or other organization, or to otherwise control any corporation, partnership, limited liability company, limited partnership, joint venture, business trust or other entity.


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      (c) The following  information for the Subsidiary is set forth in Schedule
1.1(c) to this Agreement: (i) its name and jurisdiction of incorporation, (ii) the type and percentage interest held by the Corporation in the Subsidiary and the names of and percentage interest held by the other interest holders, if any, in the Subsidiary, and (iii) any loans from the Corporation to, or priority payments due to the Corporation from, the Subsidiary and the rate of return thereon.

1.2 Due Authorization. The Corporation has taken, or will have taken prior to Closing (as defined below), all actions required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. No authorization, approval, consent, or order of, or registration with, any court or other governmental body is required in connection with the execution and delivery by the Corporation of this Agreement and consummation by the Corporation of the transactions contemplated by this Agreement, including without limitation, the issuance of New Warrants.

1.3 Absence of Violation. The execution and delivery of this Agreement, and all exhibits hereto does not and the consummation of the transactions contemplated hereby and thereby will not: (a) conflict with, violate, result in a breach of or constitute a default under any provision of the certificate of incorporation (as amended through the date hereof) or bylaws or other organizational documents of the Corporation; (b) violate, conflict with or result in the breach or termination of or modification, or otherwise give any other contracting party the right to terminate or modify, or constitute a default, with or without notice, the lapse of time or both, or cause the acceleration of any obligation, under the terms of any contract to which the Corporation is a party; (c) result in the creation of any lien, charge or encumbrance upon the properties or other assets of the Corporation; or (d) conflict with, violate, result in a breach of or constitute a default under any judgment, order, injunction, decree or award against, or binding upon, the Corporation or upon any of its properties or assets.

1.4 Consents. The Corporation is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter, bylaw, contract, commitment, lease, agreement, instrument or other restriction of any kind which would prevent the Corporation from performing the terms of this Agreement and all exhibits hereto or any of the transactions contemplated hereby and thereby without the consent of any third party, or which would require the consent of any third party for the consummation of this Agreement and all exhibits hereto or any of the transactions contemplated hereby and thereby, or which would result in any penalty, forfeiture or other termination as a result of such consummation.

1.5 Binding Obligation. When executed by the Corporation, this Agreement and all exhibits hereto and the representations and warranties contained herein and therein will constitute a valid and binding obligation of the Corporation, its successors and permitted assigns enforceable in accordance with their respective terms.

1.6   Capitalization and Outstanding Shares.

      (a) As of the date of this Agreement, the authorized capital of the Corporation consists of 55,000,000 shares of capital stock, $0.001 par value per share, of which 50,000,000 shares are common stock and 5,000,000 shares are


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preferred  stock.  There are 12,925,000  shares of the Corporation  Common Stock currently issued and outstanding, and no shares of the Corporation's preferred stock are issued and outstanding. Such issued and outstanding shares of the Corporation Common Stock are validly issued, fully paid, and non-assessable and have not been issued in violation of the pre-emptive or other rights of any person.

      (b) As of the date of this Agreement, the authorized capital of the Subsidiary consists of 55,000,000 shares of capital stock, $0.001 par value per share, of which 50,000,000 shares are common stock and 5,000,000 shares are preferred stock. There are 2,010,000 shares of the Subsidiary's common stock currently issued and outstanding, and no shares of the Subsidiary's preferred stock are issued and outstanding. Such issued and outstanding shares of the Subsidiary's common stock are validly issued, fully paid, and non-assessable and have not been issued in violation of the pre-emptive or other rights of any person.

1.7   No Options, Warrants or Subscriptions.

      (a) Except as set forth on Schedule 1.7(a) to this Agreement, there are no existing options, warrants, calls, subscriptions, commitments of any character, or any other right (whether by law, pre-emptive or contractual) relating to any shares of the Corporation's capital stock, or requiring the Corporation to purchase, redeem or otherwise acquire any of its issued and outstanding shares of capital stock. Following the Closing (as defined below), the Corporation will have New Warrants issued and outstanding.

      (b) There are no existing options, warrants, calls, subscriptions, commitments of any character, or any other right (whether by law, pre-emptive or contractual) relating to any shares of the Subsidiary's capital stock, or requiring the Subsidiary to purchase, redeem or otherwise acquire any of its issued and outstanding shares of capital stock.

1.8 Compliance With Laws and Regulations. Each of the Corporation and the Subsidiary has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Corporation or the Subsidiary, taken individually, or except to the extent that noncompliance would not result in the occurrence of any material liability for the Corporation or the Subsidiary.

1.9 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened or reasonably anticipated against or affecting the Corporation, or the Subsidiary or any of their respective assets or business or this Agreement or any exhibit hereto, at law or in equity, by or before any court, arbitrator or governmental authority, domestic or foreign.

1.10 No Bankruptcy. There has not been filed any petition or application, nor any proceeding commenced by or against the Corporation or the Subsidiary with respect to any assets of the Corporation or the Subsidiary under any law, domestic or foreign, relating to bankruptcy, reorganization, fraudulent transfer, compromise, arrangements, insolvency, readjustment of debt or creditors' rights, and no assignment has been made by the Corporation or the Subsidiary for the benefit of creditors generally.


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1.11  Shareholder's  Agreements.  Except for this  Agreement and any  agreements incorporated as exhibits hereto, there is no agreement which governs or purports to govern the shareholdings of the Corporation or which restricts or purports to restrict the exercise by any shareholder of the Corporation of his rights as a
shareholder  of  the  Corporation,   including  without  restriction,  any  such
agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rates or disposition of the shares (or units or other equity interest, as the case may be) of the Corporation, save as governed by applicable law.

1.12 Option Plans. There is no share option plan or similar plan to acquire any additional shares or units or other equity interests, as the case may be, of the Corporation or securities convertible or exercisable into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares or units or equity interests, as the case may be, except as set forth on Schedule 1.7(a) to this Agreement.

1.13 Financial Statements. The financial statements contained in the Corporation's filings with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with the United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Corporation and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

1.14 Tax Returns. All required tax returns and information returns and reports of or relating to any tax and the information and data contained therein have been properly and accurately compiled and completed in all material respects, and filed in a timely manner with the appropriate taxation authority for the Corporation.

1.15 Guarantees. The Corporation does not have any outstanding contracts or commitments guaranteeing (or indemnifying or making contribution to others for breaches in connection with) the payment or collection or the performance of the obligations of others, and the Corporation has not entered into any deficiency agreements, or issued any comfort letters, or otherwise granted any material financial assistance to any person, firm, corporation or other entity.

1.16 No Non-Competition Agreement. There is no restriction agreement nor any non-solicitation or non-competition agreement or other agreement restricting in any way the carrying on of the business of the Corporation binding upon the Corporation.

1.17 Real Property. The Corporation does not own any real or otherwise immovable property, and the Corporation does not hold as tenant any leases.

1.18 Employment Matters. The Corporation does not have any employment, consulting or severance contract, arrangement or understanding with any person whomsoever. The Corporation has not granted any "golden parachute" to any of its past or present employees. The salaries and bonuses of all officers and employees of the Corporation have been paid in full by the Corporation. The Corporation is in compliance in all material respects with all applicable laws relating to employment in all relevant jurisdictions. There is no pending or outstanding employment dispute within the Corporation. The consummation of the transactions contemplated by this Agreement will not give rise to any liability of the Corporation for bonuses, severance pay, termination benefits or other amounts.

1.19  Intellectual  Property.  The  Corporation has not and is not violating any
patents,   material  trademarks,   trade  names,   copyrights,   service  marks,
applications therefor and other industrial and intellectual property.

1.20 Issuance of Shares Exempt from Registration. The issuance of the Issued Shares and New Warrants to the IEM Stockholders is exempt from registration under United States federal and state securities laws and regulations.

1.21 No Materially Adverse Undisclosed Facts. There is no fact known to the management of the Corporation which has not previously been disclosed in writing to IEM which may materially adversely affect the Corporation or its respective assets, properties, business, prospects, operation or condition (financial or otherwise), or which should be disclosed to IEM in order to make any of the warranties and representations herein true and not misleading and no state of facts is known (or with reasonable diligence would be known) to the management of the Corporation that would operate to prevent the Corporation from continuing to carry on its business in the manner in which carried on at the date hereof.

1.22  Absence of  Certain  Changes  or  Events.  Except in order to fulfill  the obligations created by this Agreement and to complete the transactions contemplated herein, from the date of this Agreement until the completion of the Closing (as described below) the Corporation will: (a) not incur any liability or obligation whatsoever, secured or unsecured, direct or indirect, other than in the ordinary and usual course of its business; (b) not enter into any contracts or agreements whatsoever, other than in the ordinary and usual conduct and course of its business; (c) not change any of its accounting methods, principles, practices or policies; (d) not cease to operate its properties and to carry on its business as heretofore carried on, nor fail to maintain all of its properties, rights and assets consistently with past practices; (e) not sell or otherwise in any way alienate or dispose of any of its assets other than in the ordinary course of business and in a manner consistent with past practices;
(f) not modify its certificate of incorporation, bylaws or capital structure, except in accordance with this Agreement; (g) not make any modification to its authorized or issued shares, nor redeem, retire, repurchase or otherwise acquire, nor issue, sell or otherwise dispose of, shares of its capital stock other equity interests or warrants, bonds or rights in its own capital, (h) not make any distribution, by way of dividend or otherwise, to any of its shareholders or to any affiliate or associate thereof, or reserve or declare any dividend; (i) not make any material change in the form of compensation or remuneration payable or to become payable to any of its shareholders, directors, officers, employees or agents nor in the rate thereof; (j) other than the ordinary course of business, not grant to any customer any special allowance or

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discount,  or change its pricing,  credit or payment policies;  (k) not make any loan or advance, or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of any person; (l) not permit, cause or suffer any extraordinary losses not covered by insurance; (m) not remove any director or auditor or terminate any officer or have any of the foregoing resign, except as set forth on Schedule 1.22(m) to this Agreement; (n) not purchase or otherwise acquire any shares or other equity interest, as the case may be, in any person. The Corporation further represents that: (o) it is not currently facing any action or suit, proceeding, inquiry, or any threat thereof, against or affecting the Corporation at law or in equity or before or by any foreign,
federal,  state,   provincial,   municipal  or  other  governmental  department,
commission, board, bureau, agency or instrumentality which may in any way materially and adversely affect the Corporation; (p) except as described in its SEC filings, and/or the Corporation's interim financial statements, there have not been any transactions, agreements, arrangements or payments (including, without limitation, salaries, bonuses, royalties or fees) relating to or affecting the Corporation or its business: (i) involving any related entity of the Corporation; (ii) involving any current or former director, officer, shareholder of the Corporation; (iii) involving any member of the immediate family of any individual described in clause (ii) above; (iv) involving any other person not acting at arm's length with the Corporation; or (v) not otherwise at arm's length.

1.23 Reliance. All representations and warranties of the Corporation contained herein shall be deemed to have been relied upon by IEM notwithstanding any investigation heretofore or hereafter made by IEM or by its counsel or by any other representative of IEM and shall survive the date hereof and continue in full force and effect for the benefit of IEM for an unlimited duration in case of fraud, gross negligence, material willful concealment or until the limitation period under any applicable tax statute has expired or, in all other cases, until the second anniversary of the date hereof.

                                   ARTICLE II

                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                                     OF IEM

      As an inducement to, and to obtain the reliance of the Corporation, IEM hereby represents, warrants and covenants to the Corporation as of the date hereof , and as of the Closing Date, as follows:

2.1 Organization. IEM is a company duly organized and validly existing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business, except as disclosed in the Offering Memorandum (as defined below). The following documents are attached hereto under Exhibit F: (i) a certified copy of the certificate of incorporation of IEM in effect as of the date of this Agreement; (ii) the bylaws of IEM in effect as of the date of this Agreement; and (iii) a certificate of good standing of IEM as of a recent date.

2.2 Due Authorization. IEM has taken, or will have taken prior to Closing, all actions required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. No authorization,


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approval,  consent, or order of, or registration,  declaration,  or filing with, any court or other governmental body is required in connection with the execution and delivery by IEM of this Agreement and consummation by IEM of the transactions contemplated by this Agreement.

2.3 Absence of Violation. The execution and delivery of this Agreement, and all exhibits hereto does not and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with, violate, result in a breach of or constitute a default under any provision of the articles of incorporation (as amended) or bylaws or other organizational documents of IEM; (b) violate, conflict with or result in the breach or termination of or modification, or otherwise give any other contracting party the right to terminate or modify, or constitute a default, with or without notice, the lapse of time or both, or cause the acceleration of any obligation, under the terms of any contract to which IEM is a party; (c) result in the creation of any lien, charge or encumbrance upon the properties or other assets of IEM; or (d) conflict with, violate, result in a breach of or constitute a default under any judgment, order, injunction, decree or award against, or binding upon, IEM or upon any of its properties or assets.

2.4 Consents. Except as set forth on Schedule 2.4 to this Agreement, IEM is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter, bylaw, contract, commitment, lease, agreement, instrument or other restriction of any kind which would prevent IEM from performing the terms of this Agreement and all exhibits hereto or any of the transactions contemplated hereby and thereby without the consent of any third party, or which would require the consent of any third party for the consummation of this Agreement and all exhibits hereto or any of the transactions contemplated hereby and thereby, or which would result in any penalty, forfeiture or other termination as a result of such consummation.

2.5 Binding Obligation. When executed by IEM, this Agreement, and all exhibits hereto and the representations and warranties contained herein and therein will constitute a valid and binding obligation of IEM, its successors and permitted assigns enforceable in accordance with their respective terms.

2.6 IEM Transferred Shares. IEM hereby represents and warrants that the Transferred IEM Shares constitute all of IEM's issued and outstanding share capital. Vishal Garg, in his capacity as a stockholder of IEM, hereby represents and warrants that, with respect to the number of shares of IEM Common Stock set forth beside his name on the signature page hereto (representing all of the securities of IEM held thereby), such securities are (i) free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever (including but not limited to any marital or community property interest); and (ii) delivery of such securities on the Closing Date will convey to the Corporation good and marketable title to such securities, free and clear of any claims, charges, equities, liens, security interests and encumbrances whatsoever.

2.7 Options or Warrants or Subscriptions. Except as set forth on Schedule 2.7.1 to this Agreement, there are no existing options, warrants, calls, subscriptions or commitments of any character relating to the authorized and unissued share capital of IEM, including, but not limited to the common stock of IEM.


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2.8 Compliance With Laws and Regulations. Except as set forth on Schedule 2.8 to this Agreement, to the actual knowledge of IEM, it has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of IEM or except to the extent that noncompliance would not result in the occurrence of any material liability for IEM.

2.9 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened or reasonably anticipated against or affecting IEM or any of their assets or business or this Agreement or any exhibit hereto, at law or in equity, by or before any court, arbitrator or governmental authority, domestic or foreign.

2.10 No Bankruptcy. There has not been filed any petition or application, nor any proceeding commenced by or against IEM with respect to any assets of IEM under any law, domestic or foreign, relating to bankruptcy, reorganization, fraudulent transfer, compromise, arrangements, insolvency, readjustment of debt or creditors' rights, and no assignment has been made by IEM for the benefit of creditors generally.

2.11 Option Plans. There is no share option plan or similar plan to acquire any additional shares or units or other equity interests, as the case may be, of IEM or securities convertible or exercisable into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares or units or equity interests, as the case may be.

2.12 Financial Statements. The financial statements attached hereto under Exhibit F accurately reflect, subject to further auditing according to GAAP: (a) the assets of IEM (cash and in kind); and (b) all outstanding obligations of IEM whatsoever. With the exception of the senior promissory note in the principal amount of $750,000, dated March 30, 2004, made by IEM in favor of Mr. Mark Tompkins, IEM has no other material outstanding obligations.

      IEM shall provide the audited financial statements for the fiscal years of 2002 and 2003 within 60 days after the Closing Date to be filed with the SEC on Form 8-K.

2.13 Tax Returns. Except as set forth on Schedule 2.13, all required tax returns and information returns and reports of or relating to any tax and the information and data contained therein have been properly and accurately compiled and completed in all material respects, and filed in a timely manner with the appropriate taxation authority for IEM.

2.14 Guarantees. IEM does not have any outstanding contracts or commitments guaranteeing (or indemnifying or making contribution to others for breaches in connection with) the payment or collection or the performance of the obligations of others, and has not entered into any deficiency agreements, or issued any comfort letters, or otherwise granted any material financial assistance to any person, firm, corporation or other entity.

2.15 No Non-Competition Agreement. There is no restriction agreement nor any non-solicitation or non-competition agreement or other agreement restricting in any way the carrying on of the business of IEM binding upon IEM.

2.16  Real Property.  IEM does not own any real or otherwise immovable property.

2.17 Intellectual Property. To the knowledge of IEM, and except as may be disclosed in the Offering Memorandum, it has not and is not violating any patents, material trade marks, trade names, copyrights, service marks and other industrial and intellectual property.

2.18 No Materially Adverse Undisclosed Facts. There is no fact known to the management of IEM which has not previously been disclosed in writing to the Corporation which may materially adversely affect IEM or its respective assets, properties, business, prospects, operation or condition (financial or otherwise), or which should be disclosed to the Corporation in order to make any of the warranties and representations herein true and not misleading and no state of facts is known (or with reasonable diligence would be known) to the management of IEM, which would operate to prevent IEM from continuing to carry on its business in the manner in which carried on at the date hereof.

2.19 Reliance. All representations and warranties of IEM contained herein, shall be deemed to have been relied upon by the Corporation notwithstanding any investigation heretofore or hereafter made by the Corporation or by their counsel or by any other representative of IEM and shall survive the date hereof and continue in full force and effect for the benefit of Corporation for an unlimited duration in case of fraud, gross negligence, material willful concealment or until the limitation period under any applicable tax statute has expired or, in all other cases, until the second anniversary of the date hereof.

2.20  Absence of  Certain  Changes  or  Events.  Except in order to fulfill  the obligations created by this Agreement and to complete the transactions contemplated herein, from the date of this Agreement until the completion of the Closing (as defined below), IEM will: (a) not incur any liability or obligation whatsoever, secured or unsecured, direct or indirect, other than in the ordinary and usual course of its business; (b) not enter into any contracts or agreements whatsoever, other than in the ordinary and usual conduct and course of its business; (c) not change any of its accounting methods, principles, practices or policies; (d) not cease to operate its properties and to carry on its business as heretofore carried on, nor fail to maintain all of its properties, rights and assets consistently with past practices; (e) not sell or otherwise in any way alienate or dispose of any of its assets other than in the ordinary course of business and in a manner consistent with past practices; (f) not modify its articles of incorporation, bylaws or capital structure; (g) not make any modification to its authorized or issued shares, nor redeem, retire, repurchase or otherwise acquire, nor issue, sell or otherwise dispose of, shares of its capital stock, other equity interests or warrants, bonds or rights in its own capital, (h) not make any distribution, by way of dividend or otherwise, to any of its shareholders or to any affiliate or associate thereof, or reserve or declare any dividend; (i) not make any material change in the form of compensation or remuneration payable or to become payable to any of its shareholders, directors, officers, employees or agents nor in the rate thereof;
(j) other than the ordinary course of business, not grant to any customer any special allowance or discount, or change its pricing, credit or payment policies; (k) not make any loan or advance, or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of any person; (l) not permit, cause or suffer any extraordinary losses not covered by insurance;
(m) not remove any director or auditor or terminate any officer or have any of the foregoing resign; (n) not purchase or otherwise acquire any shares or other equity interest, as the case may be, in any person. IEM further represents that
(o) it is not currently facing any action or suit, proceeding, inquiry, or any threat thereof, against or affecting IEM at law or in equity or before or by any foreign, federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which may in any way materially and adversely affect IEM; (p) except as described in IEM's financial statements, there have not been any transactions, agreements, arrangements or payments (including, without limitation, salaries, bonuses, royalties or fees) relating to or affecting IEM or its business: (i) involving any related entity of IEM, (ii) involving any current or former director, officer, shareholder of IEM, or (iii) involving any member of the immediate family of any individual described in clause (ii) above, (iv) involving any other person not acting at arm's length with IEM or (v) not otherwise at arm's length.

                                   ARTICLE III

                                   THE CLOSING

3.1   The Exchange.

      (a) The Authorized Representative hereby agrees, with respect to the IEM Common Stock he holds in the amount set forth next to his name on the signature page hereto and for and on behalf of each of the IEM Stockholders by the powers granted to him in Custody Agreement, to assign, transfer and deliver to the Corporation, all of the Transferred IEM Shares, and the Corporation agrees to acquire such Transferred IEM Shares by issuing and delivering to the IEM Stockholders and/or their designees in exchange therefor the Issued Shares, subject to adjustment according to subsection (d) of this Section 3.1.

      (b) In connection with the Transaction, at Closing, the Authorized Representative, for and on behalf of each holder of the Existing Warrants, shall deliver to the Corporation evidence of cancellation of such Existing Warrants as set forth in Section 3.5, and the Corporation, upon receipt of such evidence, shall issue to such holders the New Warrants in the amounts set forth on
Schedule 2.7.2 hereto and shall deliver such New Warrants to the Authorized Representative, at Closing, for prompt delivery thereby to such holders. The New Warrants shall have substantially the same terms as the Existing Warrants.

      (c) Based on the Exchange Ratio, as a result of the Closing, each IEM Stockholder is entitled to receive, in exchange for his or its portion of the Transferred IEM Shares, that number of the Issued Shares that is set forth opposite such IEM Stockholder's name on Exhibit A hereto.

      (d) In the event that, during the period commencing from the Closing Date (as defined below) and ending on the first anniversary of the Closing Date, IEM becomes aware of any undisclosed liabilities or contingent liabilities (together and as applicable, the "Liabilities") relating to the Corporation and/or its operations, including but not limited to (i) any and all litigation threatened, pending or for which a basis exists, that has resulted or may result in the entry of judgment in damages or otherwise against the Corporation; (ii) any and all outstanding debts owed by the Corporation; (iii) any and all internal or employee related disputes, arbitrations or administrative proceedings threatened, pending or otherwise outstanding, and (iv) any and all liens, foreclosures, settlements, or other threatened, pending or otherwise outstanding financial, legal or similar obligations of the Corporation, as such Liabilities are determined by the Corporation's independent auditors, on a quarterly basis, then on the fifth day following the filing by the Corporation with the SEC of a quarterly report relating to the most recent completed quarter for which such determination has been made, the Corporation shall issue to IEM Stockholders and/or their designees such number of shares as would result from dividing (x) the whole dollar amount representing such Liabilities by (y) $1.60, which amount represents the purchase price per share of the Corporation's common stock based on the valuation established for purposes of the PPO.

3.2 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on May 31, 2004, at the offices of Baker & McKenzie located at 805 Third Avenue, New York, New York, or at such other time and place as the parties may mutually agree ("Closing Date").

3.3   Conditions Precedent to Closing.

The conditions precedent to the obligations set forth in this Agreement include:

      (a) the resignation of the entire current board of directors, the executive officers and current employees of the Corporation and the simultaneous election of the new board of directors consisting of the total of five (5) directors, four of which are to be designated by IEM and one of which is to be designated by the Corporation;

      (b) the closing of a private placement offering (the "PPO") with a minimum of $4,000,000 of gross proceeds, whereby an aggregate of up to 2,650,000 "Units" at $1.60 per Unit shall be offered directly to various institutional and accredited investors, and each such "Unit" shall comprise of (i) one (1) share of the Corporation's common stock; and (ii) one (1) three (3) year callable warrant for each five and three tenths (5.3) Units to purchase one (1) share of the Corporation's common stock at $2.00 per share, as such PPO is described in further detail in the Confidential Private Placement Memorandum of the Corporation (the "Offering Memorandum"), to be prepared by the Corporation in consultation with IEM and Brean Murray & Co., Inc., the placement agent in connection with the PPO, upon advice of their respective counsel;

      (c) all necessary filings with the SEC and any and all other governmental bodies;

      (d) the execution and delivery of lock-up agreements (the "Lock-up Agreements") with the Corporation with all officers, directors and IEM Stockholders who will own 5% or more of the Corporation's common stock on the Closing Date;

      (e) completion of the Subsidiary Exchange; and

      (f) any other conditions precedent set forth in Articles V and VI of this Agreement;

provided, however, that no Closing shall occur without the prior written consent ("Consent") of the parties to this Agreement on any date that occurs after the one hundred and eightieth (180) day from the date of the execution of this Agreement (such date, the "Termination Date") and, unless Consent shall have been given prior to the Termination Date, that this Agreement shall be null and void and neither party hereto shall have any further obligation to the other; and provided further, that IEM and the Corporation shall use their best efforts to achieve a Closing prior to the Termination Date.

3.4 Appropriate Approval. All of the items set forth in Section 3.3 of this Agreement and all of the transactions contemplated hereunder, shall have been properly authorized and approved by the stockholders of the Corporation.

3.5 Closing Events. At the Closing, each of the respective Parties hereto shall execute, acknowledge, and/or deliver, as applicable, or shall ensure the execution, acknowledgement, and delivery of, as applicable, the following:

      (a) In the case of IEM (and Mr. Garg for himself and as Authorized Representative, with respect to subsections (ii) and (vi) hereof only):
      (i) each of the Schedules set forth in Article II of this Agreement; (ii) power of stock transfer and share certificates evidencing the transfer of the Transferred IEM Shares to the Corporation; (iii) the Lock-Up Agreements in substantially the form of Exhibit G attached hereto; (iv) a certificate of an officer of IEM certifying that certain facts are true as of the Closing Date, in accordance with Article V of this Agreement, which certificate shall be in form and substance satisfactory to the Corporation; (v) assignment ("Assignment") of the Employment Agreements between each of Raza Khan and Vishal Garg and IEM to the Corporation; (vi) evidence of cancellation of the Existing Warrants; (vii) evidence of conversion of all outstanding shares of Series A Preferred Stock of IEM into IEM Common Stock; and (viii) an opinion of counsel of IEM as to: (A) valid existence and good standing of IEM on the date of the opinion; (B) the due authorization by IEM of this Agreement and all exhibits hereto; and (C) the enforceability against IEM of the Agreement and all exhibits hereto.

      (b) In the case of the Corporation: (i) each of the Schedules set forth in
      Article  I of this  Agreement;  (ii)  share  certificates  evidencing  the ownership by the IEM Stockholders of the Issued Shares; (iii) the Certificate of Incorporation, as amended through the Closing Date, certified by an officer of the Corporation to be in force as of the Closing Date; (iv) all documentation relating to the PPO; (v) a certificate of an officer of the Corporation certifying that certain facts are true as of the Closing Date, in accordance with Article VI of this Agreement, which certificate shall be in form and substance satisfactory to IEM; (vi) the New Warrants; (vii) an opinion of counsel of the
      Corporation as to: (A) valid existence and good standing of the Corporation on the date of the opinion; (B) the due authorization by the Corporation of this Agreement and all exhibits hereto; and (C) the enforceability against the Corporation of the Agreement, all exhibits hereto and the transactions contemplated by this Agreement; (viii) acknowledgement and acceptance of the Assignment; and (ix) the exemption from registration under U.S. federal and state securities laws and regulations of the issuance of the Issued Shares and the New Warrants to the IEM Stockholders.

      (c) Any and all certificates, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

                                   ARTICLE IV

               SPECIAL REPRESENTATIONS, COVENANTS, AND WARRANTIES
          OF IEM WITH RESPECT TO THE SUBSCRIPTION OF THE ISSUED SHARES

      The Issued Shares shall be issued to the IEM Stockholders only for the respective accounts of the IEM Stockholders, and the New Warrants shall be issued to the holders set forth on Schedule 2.7.2 hereto only for the respective accounts of such holders, pursuant to an exemption from the registration requirements of the U.S. federal and state securities laws and regulations. Each certificate representing the Issued Shares issued and delivered at the Closing will have typed or printed thereon a restricted legend which will read substantially as follows:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, but have been acquired by the registered owner hereof for the purpose of investment and in reliance upon the statutory exemptions contained in the Securities Act and similar provisions of any applicable state securities laws. The shares may not be sold, pledged, transferred or assigned except in accordance with tHE SECURITIES ACT and all other applicable state securities laws."

The New Warrants shall bear a legend substantially to the same effect.

                                    ARTICLE V

             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE CORPORATION

      In addition to the conditions precedent set forth in Section 3.2 of this Agreement, the obligations of the Corporation under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

5.1 Accuracy of Representations. The representations and warranties made by IEM in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and IEM shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by IEM prior to or at the Closing.

5.2 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of IEM nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of IEM.

                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF IEM

      In addition to the conditions precedent set forth in Section 3.2 to this Agreement, The obligations of IEM under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

6.1 Accuracy of Representations. The representations and warranties made by the Corporation in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and the Corporation shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Corporation prior to or at the Closing.

6.2 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of the Corporation nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of the Corporation.

6.3 Discharge of Existing Liabilities. The Corporation shall discharge all the existing liabilities in excess of $5,000 before or simultaneously with the Closing Date.

6.4 Reservation of Stock. The Corporation shall reserve from the authorized and unissued shares of the Corporation Common Stock a sufficient number of shares to provide for the issuance of New Warrant Shares upon the exercise or conversion of New Warrants. Issuance of the New Warrants shall constitute full authority to the Corporation's officers who are charged with the duty of executing stock certificates to execute, issue and deliver the necessary certificates for New Warrant Shares issuable upon the exercise or conversion of the New Warrants.

                                   ARTICLE VII
                             LIMITATION OF LIABILITY

7.1 Limitation of Liability of IEM Stockholders. None of the IEM Stockholders, in their capacity as stockholders of IEM, makes any representations, warranties, covenants and agreements set forth in this Agreement, or in connection herewith or with the transactions contemplated hereby, except for the statements made severally by each IEM Stockholder in the Stockholder Certificate. The Corporation hereby acknowledges, agrees and confirms that the IEM Stockholders, in their capacity as stockholders of IEM, shall have no responsibility or liability whatsoever with respect to this Agreement, or in connection herewith or with the transactions contemplated hereby, except in connection with the Stockholder Certificate.

7.2 Limitation of Liability of the Authorized Representative. The Authorized Representative, in his capacity as such, is a party to this Agreement for the limited purpose of Sections 3.1, 3.5 and this Article VII, and makes no representation or warranties and has no obligations hereunder in his capacity as the Authorized Representative, other than with respect to the above provisions of this Agreement and except for its obligations as Custodian under the Custody Agreement. The Corporation hereby acknowledges, agrees and confirms that the Authorized Representative shall have no responsibility or liability whatsoever with respect to this Agreement, other than with respect to the above provisions of this Agreement and except for its obligations as Custodian under the Custody Agreement.

7.3 The parties hereto hereby agree that the limitation of liability set forth in this Article VII is not intended in any way to limit or affect the obligations or liability of IEM or its affiliates.


                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws the State of New York without regard to its conflicts of laws principles.

8.2 Resolution of Disputes.

      (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be resolved through friendly consultation, if possible. Such consultation shall begin immediately after one party has delivered to the other party a written request for such consultation (the "Consultation Date"). If the dispute cannot be resolved within 30 days following the Consultation Date, the dispute shall be submitted to arbitration upon the request of either party, with written notice to the other party.

(b) Arbitration. The arbitration shall be conducted by a tribunal (the "Tribunal") in New York, New York under the auspices of the American Arbitration Association ("AAA") in accordance with the commercial arbitration rules and supplementary procedures for international commercial arbitration of the AAA. There shall be three arbitrators - one arbitrator shall be chosen by each party to the dispute and those two arbitrators shall choose the third arbitrator. All arbitration proceedings shall be conducted in English. Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other party in connection with the arbitration proceedings. Arbitration shall be the sole, binding, exclusive and final remedy for resolving any dispute between the parties; either party may apply to any court of competent jurisdiction in relevant jurisdictions for enforcement of any award granted by the Tribunal.

(c) During the period when a dispute is being resolved, except for the matter being disputed, the parties shall in all other respects continue to abide by the terms of this Agreement.

8.3 Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

(a)   If to the Corporation, addressed as follows:

      Attn: Roderick Cabahug
      Pacific Technology, Inc.
      26586 Guadiana
      Mission Viejo, CA  92691
      Facsimile: (866) 571-6198

      With a copy to (which shall not, of itself, constitute sufficient notice):

      Gottbetter & Partners, LLP
      448 Madison Avenue, 12th Floor
      New York, New York  10022
      Attention: Louis Cammarosano
      Facsimile: (212) 400-6901

(b)   If to IEM or to the Authorized Representative, addressed as follows:

      Iempower, Inc.
      140 Broadway
      46th Floor
      New York, NY 10005
      Attn: Vishal Garg, Managing Director
      Facsimile: (212) 202-3746

      With a copy to (which shall not, of itself, constitute sufficient notice):

      Baker & McKenzie
      805 Third Avenue
      New York, New York  10022
      Attention: Richard Rudder, Esq.
      Facsimile: (212) 759-9133

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

8.4 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

8.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the matters set forth herein and supersedes any prior understanding or agreement, oral or written, with respect thereto. The representations, warranties, covenants and agreements set forth in this Agreement constitute all representations, warranties, covenants and agreements of the parties hereto and upon which the parties have relied.

8.6 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of three months. All rights and obligations under this entire Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and assigns of the parties.

8.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. For purposes of this Agreement, facsimile signatures may be deemed originals.

8.8 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same of any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

8.9 Exclusivity. From and after the date of execution of this Agreement and during a period ending on the Termination Date (the "Exclusivity Period"), each of IEM and the Corporation hereby respectively agrees that it will not enter into any agreement or consummate any transaction with any third party, in whatever form (including, without limitation, joint venture, sale, license, distribution agreement, etc.) or enter into any other transaction that would preclude the consummation of the transactions contemplated by this Agreement. During the Exclusivity Period, both the Corporation and IEM will incur additional legal and other costs and expenses in connection with the negotiation of the transactions contemplated by this Agreement and certain due diligence activities related thereto. Only in the event that either IEM or the Corporation breaches the aforementioned exclusivity covenant, IEM or the Corporation, as applicable, will reimburse the other party for its documented costs and expenses incurred prior to and after the date of this Agreement in connection with the transaction up to an amount not to exceed $100,000.



              [The remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each party hereto as of the date first above written.

                         PACIFIC TECHNOLOGY, INC.


                         By:
                            ---------------------------------------------------
                            Name:
                            Title:


                         IEMPOWER, INc.


                         By:
                            ---------------------------------------------------
                            Name:
                            Title:


                            Vishal Garg, as Authorized Representative

                            ---------------------------------------------------


                            Vishal Garg, as stockholder of IEM
                            with respect to 4,300,000 shares of IEM Common Stock

                            ---------------------------------------------------

                                                     EXHIBIT A

                                                 IEM STOCKHOLDERS

------------------------------------------------ -------------------------------------- -----------------------------------------
            NAME OF IEM STOCKHOLDER               NUMBER OF SHARES OF IEM STOCK OWNED    NUMBER OF SHARES OF THE CORPORATION'S
                                                                                            COMMON STOCK TO BE RECEIVED UPON
                                                                                                        CLOSING
------------------------------------------------ -------------------------------------- -----------------------------------------
Schwendiman International IT Master Fund Ltd.    400,000 (Series A Preferred)           202,135
------------------------------------------------ -------------------------------------- -----------------------------------------
Schwendiman Global Frontier Markets Master       250,000 (Series A Preferred)           126,334
Fund LP
------------------------------------------------ -------------------------------------- -----------------------------------------
Schwendiman Global Frontier Markets Fund, LLC    150,000 (Series A Preferred)           75,801
------------------------------------------------ -------------------------------------- -----------------------------------------
Robert A. Farmer                                 100,000 (Series A Preferred)           50,534
------------------------------------------------ -------------------------------------- -----------------------------------------
Raza Khan                                        4,600,000 (Common)                     2,324,553
------------------------------------------------ -------------------------------------- -----------------------------------------
Vishal Garg                                      4,300,000 (Common)                     2,172,952
------------------------------------------------ -------------------------------------- -----------------------------------------
Indus Consulting, Inc.                           1,000,000 (Common)                     505,338
------------------------------------------------ -------------------------------------- -----------------------------------------
Todd Schwendiman                                 300,000 (Common)                       151,601
------------------------------------------------ -------------------------------------- -----------------------------------------
Aalok Jain                                       100,000 (Common)                       50,534
------------------------------------------------ -------------------------------------- -----------------------------------------
Global Business Inc.                             1,031,250 (Common)                     521,129
------------------------------------------------ -------------------------------------- -----------------------------------------
Alliance Global Finance Inc.                     1,031,250 (Common)                     521,129
------------------------------------------------ -------------------------------------- -----------------------------------------
Mark Kantrowitz                                  34,375 (Common)                        17,371
------------------------------------------------ -------------------------------------- -----------------------------------------
Wahid Chammas                                    10,000 (Common)                        5,053
------------------------------------------------ -------------------------------------- -----------------------------------------
Christopher Norton                               50,000 (Common)                        25,267
------------------------------------------------ -------------------------------------- -----------------------------------------
Stan Davis                                       50,000 (Common)                        25,267
------------------------------------------------ -------------------------------------- -----------------------------------------
Raaj Sah                                         50,000 (Common)                        25,267
------------------------------------------------ -------------------------------------- -----------------------------------------
Michael Greenberg                                25,000 (Common)                        12,633
------------------------------------------------ -------------------------------------- -----------------------------------------
Gobind Sahney                                    100,000 (Common)                       50,534
------------------------------------------------ -------------------------------------- -----------------------------------------
   TOTAL:                                        13,581,875                             6,863,433
------------------------------------------------ -------------------------------------- -----------------------------------------

                                    EXHIBIT B

                 FORM OF POWER OF ATTORNEY AND CUSTODY AGREEMENT

                                    EXHIBIT C

                         FORM OF STOCKHOLDER CERTIFICATE